Exhibit 99.(a)(1)(F)

Letter to Clients

CELL GENESYS, INC.

Offer to Exchange

Each $1,000 Principal Amount of Outstanding

3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”)

CUSIP Nos. 150921AA2 and 150921AB0

for

Shares of Common Stock Plus

a Cash Payment Plus Accrued and Unpaid Interest on the Existing Notes Plus

3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes”)

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 22, 2009 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

HOLDERS OF EXISTING NOTES ARE URGED TO READ THE OFFER TO EXCHANGE.

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated May 22, 2009 (as the same may be amended and supplemented from time to time, the “Offer to Exchange”) of Cell Genesys, Inc., a Delaware corporation (“Cell Genesys,” “we,” “us” or the “Company”), and a Letter of Transmittal (as the same may be amended and supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Exchange, the “Offer Documents”) relating to the Company’s offer (the “Exchange Offer”) to exchange for each $1,000 principal amount of the Company’s outstanding 3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”) that you validly tender before the Expiration Date: (i) 205.8824 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“common stock”), plus (ii) a cash payment of $500.00 plus accrued and unpaid interest on such $1,000 principal amount of Existing Notes to, but excluding, the settlement date of the Exchange Offer, plus (iii) $310.000 principal amount of 3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes,” and together with consideration referenced in clauses (i) and (ii), the “Exchange Consideration”). The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued and unpaid interest to, but excluding, the settlement date of the Exchange Offer on, the Existing Notes so tendered and accepted. The Company will not issue fractional shares of common stock in the Exchange Offer. Instead, the Company will pay you an amount of cash equal to any such fraction multiplied by the closing sale price of the Company’s common stock on the trading day immediately preceding the settlement date of the Exchange Offer, rounded down to the nearest whole cent. In addition, the New Notes will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. The Company will not issue New Notes in a denomination that is not an integral multiple of $1,000. To the extent you would otherwise be entitled to receive a principal amount of New Notes that is not an integral multiple of $1,000, the principal amount of New Notes that you will actually receive will be rounded down to nearest $1,000 and you will receive a cash payment equal to the difference between the rounded and unrounded principal amounts, rounded down to nearest whole cent, in lieu of such difference. The Exchange Consideration will be subject to any required withholding of taxes, and no interest will be paid thereon. The Exchange Offer is being extended to all holders of the Existing Notes.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account or benefit but not registered in your name. A tender of any Existing Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, beneficial owners of the Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such registered Holder promptly if they wish to tender Existing Notes pursuant to the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender Existing Notes with respect to any or all of the Existing Notes held by us for your account. We urge you to read carefully the Offer to Exchange, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Existing Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. Please note that tenders of Existing Notes must be received by 5:00 p.m., New York City time, on the Expiration Date.

Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is being extended to any and all holders of the Existing Notes.

2. The Offer to Exchange contains important information, including information regarding the Company’s financial condition.

3. If you wish to tender any Existing Notes pursuant to the Offer to Exchange, we must receive your instructions in ample time to permit us to effect a tender of the Existing Notes on your behalf on or prior to the Expiration Date (5:00 p.m., New York City time, on June 22, 2009), unless extended.

4. The Exchange Offer is subject to certain conditions set forth in the Offer to Exchange under the caption “The Exchange Offer—Conditions to the Completion of the Exchange Offer.” The Exchange Offer is conditioned upon the valid tender of at least 87.5% of the aggregate principal amount of the outstanding Existing Notes prior to the Expiration Date. The Company reserves the absolute right to waive satisfaction of any or all other conditions described in the Offer to Exchange. If the Exchange Offer is withdrawn or otherwise not completed, no Shares, cash plus accrued and unpaid interest on the Existing Notes and New Notes will be exchanged for the Existing Notes.

Holders of the Existing Notes are urged to read the Offer to Exchange.

If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender the Existing Notes held by us and registered in our name for your account.

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LETTER OF INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer to Exchange for each $1,000 principal amount of our outstanding 3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”): (i) 205.8824 shares of common stock, par value $0.001 per share, plus (ii) a cash payment of $500.00 plus accrued and unpaid interest on the Existing Notes, plus (iii) $310.00 principal amount of 3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes,” and together with consideration referenced in clauses (i) and (ii), the “Exchange Consideration”). The undersigned understands that the Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued and unpaid interest through the consummation of the Exchange Offer on, the Existing Notes so tendered and accepted.

The Company urges all holders of Existing Notes to read the Offer to Exchange.

This will instruct you to tender the principal amount indicated below of the Existing Notes held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Offer to Exchange, dated May 22, 2009, and the related Letter of Transmittal.

Type of Security	Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered*
3.125% Convertible Senior Notes due November 1, 2011 (CUSIP No. 150921AA2)

3.125% Convertible Senior Notes due November 1, 2011 (CUSIP No. 150921AB0)

*	Unless otherwise indicated, the entire aggregate principal amount indicated in the box entitled “Principal Amount Held for Account of Holder(s)” will be tendered.

Date

Please Print Name(s)

Address

Signature(s)

Zip Code

Area Code and Telephone No.

Tax Identification or Social Security No.

My Account Number with You

REPRESENTATION OF AFFILIATE STATUS

The Shares and the New Notes will be issued in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Holders who exchange the Existing Notes and are not affiliates of the Company will be able to freely trade such new securities in accordance with Rule 144 under the Securities Act without the need for registration under the Securities Act.

By tendering your Existing Notes pursuant to the Exchange Offer, you hereby represent that you are NOT an “affiliate” of the Company (as defined in Rule 144(a) of the Securities Act).